UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Under §240.14a-12

Fleetmatics Group PLC

(Name of Registrant as Specified in its Charter)

Verizon Communications Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(2)	Aggregate number of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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On July 30, 2016, Verizon Communications Inc. (“Verizon”) and Verizon Business International Holdings B.V., a company incorporated in the Netherlands and an indirect wholly-owned subsidiary of Verizon, entered into a Transaction Agreement (the “Transaction Agreement”) with Fleetmatics Group PLC, a public limited company incorporated in Ireland (“Fleetmatics”).

This Schedule 14A consists of a communication sent August 3, 2016 to Fleetmatics’ employees relating to the Transaction Agreement and transactions contemplated thereby.

Filed by Verizon Communications Inc.
pursuant to Rule 14a-12

under the Securities Exchange Act of 1934, as amended

Subject Company: Fleetmatics Group PLC
Filer’s Commission File Number: 1-8606
Date: August 3, 2016

Thanks for joining the all-hands call to hear more about Verizon’s intention to acquire Fleetmatics. As a follow up, I'm sharing the communication Verizon Telematics CEO Andrés Irlando shared with Verizon Telematics employees regarding this news. It is important to note that our intent is to provide as much transparency as possible during the next few months. To that end, my email to Fleetmatics employees will also be sent to the Verizon Telematics employees.

Date/Time: August 1, 2016; 8:01aET

To: All-VZT/Telogis Employees

From: Andrés Irlando

Subject: Another Bold Step Toward Our Winning Aspiration

It was just six weeks ago when we announced our bold move to purchase Telogis as the next step in our strategy and goal to become the global leader in telematics as well as fleet and mobile enterprise management. As I shared on Friday, that deal officially has closed and we are now one company, one team. We’ve begun the exciting and challenging work of integrating our two companies, and we’re more confident than ever that the combination of Telogis’ and Verizon Telematics’ assets and talented teams brings us one step closer to our ultimate goal.

And yet even after our merger with Telogis, the fleet and mobile workforce management opportunity globally remains large, fragmented, and underpenetrated. For those reasons, I’m excited to share with you today that, moments ago we announced Verizon’s offer to acquire Fleetmatics, a leading global provider of SaaS-based fleet and mobile workforce solutions for service-based businesses of all sizes, headquartered in Dublin, Ireland, with North American headquarters in Waltham, Massachusetts and additional offices in the US and across the globe.

As you can tell, we’re moving very quickly externally to complement and help realize our strategy after spending the last 18-months transforming Verizon Telematics internally. The acquisition of Telogis and offer to acquire Fleetmatics have been carefully considered. We’re confident these moves will deliver best-in-class results and opportunities for our customers, employees and shareholders. When Verizon and Telogis are combined with Fleetmatics, the result will be a leading provider of fleet and mobile workforce management solutions globally.

Ultimately, the combination of these three businesses would make something much greater than the sum of its parts - enhancing greatly our existing products and service offerings, accelerating our growth and innovation, expanding our geographic footprint, furthering our international ambitions, advancing our ability to gain market share and acquire market-leading capabilities through our products and technology, and blending the best teams and talent in the industry.

It’s important to remember, again, that while the offer for Fleetmatics has been announced, it has not yet closed and likely won’t until the fourth quarter. As you’re aware from our experience with the Telogis deal, this is a critical time and there are antitrust legal restrictions that limit disclosure of information to protect each company. For this reason, please do not reach out to Fleetmatics. Also, unlike the Telogis deal, the Fleetmatics deal is subject to SEC regulation and strict Irish takeover laws, so it’s even more important than ever that we stick to what we know and not make anything up about this transaction or our potential future state. In fact, unless otherwise authorized, you should not talk about this deal externally.

I want to reiterate what I stated in June and again on Friday: It is essential that we all stay focused over the coming weeks and months. There is much work to do around the integration planning of the companies, and at the same time, we must ensure that we continue to meet our current financial and operational objectives. Our customers remain dependent on us to serve them every day. We can’t let this exciting news distract us from executing flawlessly or achieving our standard of excellence.

Please join me and my direct leadership team this afternoon at 4:30p ET/1:30p PT/8:30a NZT for an all-hands call. You can also listen with local leaders in select locations (details to follow). I will offer more details and share a bit more about Fleetmatics, the opportunities between us, and what’s to come in the months ahead. As was the case with Telogis, we’re committed to providing you as much information as we can, as soon as we can. For that reason, we’re building a microsite that will serve as the single source of truth about each of the three companies and provide a place for accurate, up-to-date information. In the meantime, please continue to use Chatter for Verizon Telematics. We’ll be launching Chatter for our Telogis colleagues as well, expanding the conversation and ensuring everyone has the information they need. Telogis employees will learn more about that this week. Finally, Verizon Telematics and Telogis leaders will also be onsite in our various locations this week to answer questions.

Date/Time: August 1, 2016; 8:01aET

To: All-VZT/Telogis Employees

From: Andrés Irlando

Subject: Another Bold Step Toward Our Winning Aspiration

While we each make our own unique contributions to the business, we are motivated by a shared ambition: to make a difference in the world by becoming the most impactful telematics/mobile enterprise management/mobile workforce management company in the world. We are one step closer on our journey of achieving that goal. For that reason, I want to again offer my heartfelt thanks to each of you for your individual and collective contributions. This is another win for our companies and one that holds tremendous promise for the future.

Yours,

Andrés

Attachment:

Press release

Verizon cautionary statement regarding forward-looking statements

This communication contains forward-looking statements. These statements are based on estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include Verizon Communication Inc.’s (“Verizon”) and the combined group’s estimated or anticipated future results, or other non-historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, Verizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in Verizon’s filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: integration of the Fleetmatics Group PLC (“Fleetmatics”) acquisition and benefits of the Fleetmatics acquisition; the risk that the required regulatory approvals for the proposed transaction are not obtained, are delayed or are subject to conditions that are not anticipated; the anticipated size of the markets and continued demand for Fleetmatics’ products; adverse conditions in the U.S. and international economies; the effects of competition in the markets in which Verizon or Fleetmatics operate; material changes in technology or technology substitution; disruption of Verizon or Fleetmatics’ key suppliers’ provisioning of products or services; changes in the regulatory environment, including any increase in restrictions on Verizon’s ability to operate its networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; Verizon’s high level of indebtedness; an adverse change in the ratings afforded Verizon’s debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement Verizon’s or the combined group’s business strategies; the inability to realize the benefits of Verizon’s or the combined group’s strategic acquisitions; those discussed in Fleetmatics’ Annual Report on Form 10-K for the year ended December 31, 2015 and Amendment No. 1 thereto under the heading “Risk Factors,” as updated from time to time by Fleetmatics’ Quarterly Reports on Form 10-Q and other documents of Fleetmatics on file with the SEC or in the proxy statement on Schedule 14A that will be filed with the SEC by Fleetmatics; and those discussed in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors,” as updated from time to time by Verizon’s Quarterly Reports on Form 10-Q and other documents of Verizon on file with the SEC. There may be additional risks that neither Fleetmatics nor Verizon presently know or that Fleetmatics and Verizon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking

Date/Time: August 1, 2016; 8:01aET

To: All-VZT/Telogis Employees

From: Andrés Irlando

Subject: Another Bold Step Toward Our Winning Aspiration

statements provide Fleetmatics’ and Verizon’s expectations, plans or forecasts of future events and views as of the date of this communication. Fleetmatics and Verizon anticipate that subsequent events and developments will cause Fleetmatics’ and Verizon’s assessments to change. However, while Fleetmatics and Verizon may elect to update these forward-looking statements at some point in the future, Fleetmatics and Verizon specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Fleetmatics’ and Verizon’s assessments as of any date subsequent to the date of this communication.

Additional Information and Where to Find It

In connection with the proposed transaction, Fleetmatics will file with the SEC and mail or otherwise provide to its shareholders a Proxy Statement regarding the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME DOCUMENT PROVIDED THEREIN IN CONNECTION WITH IRISH LAW REQUIREMENTS (THE “SCHEME DOCUMENT”)) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FLEETMATICS, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Proxy Statement (including the Scheme Document) and other documents filed by Fleetmatics with the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement (including the Scheme Document) and other documents filed by Fleetmatics at ir.fleetmatics.com or by calling 781.577.4657.

Participants in the Solicitation

Verizon and its directors, officers and employees may be considered participants in the solicitation of proxies from the Fleetmatics shareholders in respect of the transactions contemplated by this communication. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Fleetmatics shareholders in connection with the proposed transactions, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other relevant materials to be filed with the SEC or, in the case of Verizon’s directors, officers and employees, in the materials filed by Verizon with the SEC, including in the proxy statement for Verizon’s 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2016, as supplemented by other Verizon filings with the SEC.

Statements required by the Takeover Rules

Verizon’s directors and Verizon Business International Holdings B.V.’s (“VBIH”) directors accept responsibility for the information contained herein. To the best of the knowledge and belief of Verizon’s directors and VBIH’s directors (who, in each case, have taken all reasonable care to ensure that such is the case), the information contained herein for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.